                                                                    EXHIBIT 10.3

                                RESTATED SENIOR
                            SECURED LOAN AGREEMENT

                                     AMONG

                          SOUTHWEST ROYALTIES, INC.,
                                 AS BORROWER,
                                      AND
                       CERTAIN SUBSIDIARIES OF BORROWER,
                                AS GUARANTORS,
                                      AND
                   BANK ONE, TEXAS, N.A. AND BANQUE PARIBAS,
                                   AS BANKS
                                      AND
                             BANK ONE, TEXAS, N.A.
                                   AS AGENT


                                OCTOBER 9, 1997

                             SENIOR LOAN AGREEMENT
                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Definitions............................................................   2

2.   Commitments of the Bank................................................  10
     (a)    Revolving Commitment............................................  10
     (b)    Procedure for Borrowing.........................................  11
     (c)    Monthly Reduction of Revolving Commitment.......................  11
     (d)    Voluntary Reduction of Revolving Commitment.....................  11

3.   Notes Evidencing Loan..................................................  12
     (a)    Form of Notes...................................................  12
     (b)    Interest Rate on the Note or Notes..............................  12
     (c)    Payment of Interest.............................................  12
     (d)    Payment of Principal............................................  12
     (e)    General.........................................................  12
     (f)    Issuance of Additional Notes....................................  12
     (g)    Payments by Agent to Banks......................................  13
     (h)    Sharing of Payments, Etc........................................  13
     (i)    Capital Adequacy................................................  13

4.   Interest Rates.........................................................  14
     (a)    Options.........................................................  14
     (b)    Interest Rate Determination.....................................  15
     (c)    Conversion Option...............................................  15
     (d)    Recoupment......................................................  15

5.   Special Provisions Relating to Eurodollar Loans........................  15
     (a)    Unavailability of Funds or Inadequacy of Pricing................  15
     (b)    Reserve Requirements............................................  16
     (c)    Taxes...........................................................  16
     (d)    Change in Laws..................................................  17
     (e)    Option to Fund..................................................  17
     (f)    Indemnity.......................................................  17
     (g)    Payments Not at End of Interest Period..........................  18

6.   Collateral Security....................................................  18

7.   Borrowing Base.........................................................  19
     (a)    Initial Borrowing Base..........................................  19
     (b)    Subsequent Determinations of Borrowing Base.....................  19
     (c)    Sublimits.......................................................  20

8.   Fees...................................................................  21
     (a)    Unused Portion Fee..............................................  21
     (b)    Borrowing Base Increase Fees....................................  21
     (c)    Agency Fee......................................................  21

9.   Prepayments............................................................  21
     (a)    Voluntary Prepayments of Note or Notes..........................  21
     (b)    Mandatory Prepayment of Note or Notes...........................  21

10.  Representations and Warranties.........................................  22
     (a)    Corporate Existence.............................................  22
     (b)    Corporate Power and Authorization...............................  22
     (c)    Binding Obligations.............................................  22
     (d)    No Legal Bar or Resultant Lien..................................  22
     (e)    No Consent......................................................  22
     (f)    Financial Condition.............................................  23
     (g)    Liabilities.....................................................  23
     (h)    Litigation......................................................  23
     (i)    Taxes; Governmental Charges.....................................  23
     (j)    Titles, Etc.....................................................  23
     (k)    Defaults........................................................  24
     (l)    Casualties; Taking of Properties................................  24
     (m)    Use of Proceeds; Margin Stock...................................  24
     (n)    Location of Business and Offices................................  24
     (o)    Compliance with the Law.........................................  24
     (p)    No Material Misstatements.......................................  25
     (q)    Not A Utility...................................................  25
     (r)    ERISA...........................................................  25
     (s)    Public Utility Holding Company Act..............................  25
     (t)    Subsidiaries....................................................  25
     (u)    Environmental Matters...........................................  25
     (v)    Ownership of....................................................  26
     (w)    Liens...........................................................  26

11.  Conditions of Lending..................................................  26

12.  Affirmative Covenants..................................................  28
     (a)    Financial Statements and Reports................................  28

     (b)    Certificates of Compliance......................................  29
     (c)    Accountants' Certificate........................................  29
     (d)    Taxes and Other Liens...........................................  30
     (e)    Compliance with Laws............................................  30
     (f)    Further Assurances..............................................  30
     (g)    Performance of Obligations......................................  30
     (h)    Insurance.......................................................  30
     (i)    Accounts and Records............................................  31
     (j)    Right of Inspection.............................................  31
     (k)    Notice of Certain Events........................................  32
     (l)    ERISA Information and Compliance................................  32
     (m)    Environmental Reports and Notices...............................  32
     (n)    Maintenance.....................................................  32
     (o)    Operation of Properties.........................................  33
     (p)    Compliance with Leases and Other Instruments ...................  33
     (q)    Certain Additional Assurances Regarding Maintenance
            and Operations of Properties....................................  34
     (r)    Title Matters...................................................  34
     (s)    Curative Matters................................................  34
     (t)    Change of Principal Place of Business...........................  34

13.  Negative Covenants.....................................................  34
     (a)    Liens...........................................................  35
     (b)    Consolidations, Mergers and Sales of Assets.....................  35
     (c)    Current Ratio...................................................  35
     (d)    Minimum Interest Coverage Ratio.................................  35
     (e)    Tangible Net Worth..............................................  35
     (f)    Debts, Guaranties and Other Obligations.........................  35
     (g)    Dividends.......................................................  36
     (h)    Loans and Advances..............................................  36
     (i)    Investments.....................................................  37
     (j)    Sale or Discount of Receivables.................................  37
     (k)    Nature of Business..............................................  37
     (l)    Hedging Transactions............................................  37
     (m)    Amendment of Articles of Incorporation or Bylaws................  37

14.  Sale of Assets.........................................................  37
     (a)    Transactions with Affiliates....................................  38
     (b)    Partnerships....................................................  38

15.  Events of Default......................................................  38

16.  Exercise of Rights.....................................................  41

17.  Notices................................................................  41

18.  Expenses...............................................................  41

19.  Indemnity..............................................................  41

20.  The Agent and the Banks................................................  42
     (a)    Appointment and Authorization...................................  42
     (b)    Note Holders....................................................  43
     (c)    Consultation with Counsel.......................................  43
     (d)    Documents.......................................................  43
     (e)    Resignation or Removal of Agent.................................  44
     (f)    Responsibility of Agent.........................................  44
     (g)    Independent Investigation.......................................  45
     (h)    Indemnification.................................................  46
     (i)    Benefit of Section 19...........................................  46
     (j)    Pro Rata Treatment..............................................  46
     (k)    Interests of Banks..............................................  46

21.  Invalid Provisions.....................................................  47

22.  Maximum Interest Rate..................................................  47

23.  Amendments.............................................................  47

24.  Multiple Counterparts..................................................  47

25.  Conflict...............................................................  47

26.  Survival...............................................................  48

27.  Parties Bound..........................................................  48

28.  Participations.........................................................  48

29.  Financial Terms........................................................  48

30.  Governing Law..........................................................  48

31.  Choice of Forum: Consent to Service of Process and Jurisdiction........  48

32.  Other Agreements.......................................................  49

33.  Execution by Guarantors................................................  49

EXHIBITS
--------

     Exhibit "A"        -       Note
     Exhibit "B"        -       Notice of Borrowing
     Exhibit "C"        -       Guaranty Agreement
     Exhibit "D"        -       Compliance Certificate

SCHEDULES
---------

     Schedule 1         -       Partnerships
     Schedule 2         -       Permitted Liens
     Schedule 3         -       Addresses of Banks
     Schedule 4         -       Financial Condition
     Schedule 5         -       Liabilities
     Schedule 6         -       Litigation
     Schedule 7         -       Environmental Matters
     Schedule 8         -       Ownership of Borrower
     Schedule 9         -       Curative Matters
     Schedule 10        -       Additional Mortgages
     Schedule 11        -       Debts, Guarantees and other Obligations
     Schedule 12        -       Loans and Advances

                     RESTATED SENIOR SECURED LOAN AGREEMENT


     THIS RESTATED SENIOR SECURED LOAN AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 9th day of October, 1997, by and among SOUTHWEST ROYALTIES, INC., a Delaware corporation ("SWR"), SOUTHWEST ROYALTIES HOLDINGS, INC., a Delaware corporation ("Holdings"), ESPERO ENERGY CORPORATION, a Delaware corporation ("Espero"), MIDLAND SOUTHWEST SOFTWARE, INC. a Delaware corporation ("Software") (Holdings, Espero and Software are hereinafter collectively referred to as "Guarantors" and, where appropriate, as a "Guarantor"), BANK ONE, TEXAS, N.A., a national banking association ("Bank One"), BANQUE PARIBAS ("Banque Paribas") (Bank One and Banque Paribas, together with each and every future holder of any note or notes issued pursuant to the Loan Agreement (as hereinafter defined) are hereinafter collectively referred to as the "Banks" and individually as "Bank") and Bank One, as "Agent".

                              W I T N E S S E T H:

     WHEREAS, Borrower, Guarantor, Midland Southwest Corporation ("MSC"), SW Acquisition, Inc. ("Acquisition"), Midland Southwest Cold Lake, Inc. ("Cold Lake"), Midland Southwest Hamilton, Inc. ("Hamilton"), SWR Leasing Company ("Leasing") (MSC, Acquisition, Cold Lake, Hamilton and Leasing are hereinafter collectively referred to as the "Merged Subsidiaries," and, when appropriate, singularly as a "Merged Subsidiary"), Bank One and NationsBank of Texas, N.A. ("NationsBank"), entered into a Senior Loan Agreement, dated as of April 13, 1995 (as amended, the "Loan Agreement") under the terms of which Bank One and NationsBank agreed to provide Borrower and MSC (Borrower and MSC are sometimes collectively referred to herein as "Borrowers") with a reducing revolving line of credit facility in an amount of up to $75,000,000; and

     WHEREAS, as of August 2, 1995, Bank One purchased the $37,500,000.00 Note held by NationsBank, all of NationsBank's rights and obligations under the Loan Agreement and its interests in the Liens, and the other Loan Documents; and

     WHEREAS, as of August 10, 1995, Bank One and Borrowers entered into a First Amendment to Senior Loan Agreement (the "First Amendment"); and

     WHEREAS, as of August 15, 1995, Bank One and Borrowers entered into a Second Amendment to Senior Loan Agreement (the "Second Amendment"); and

     WHEREAS, as of December 4, 1995, Bank One and Borrowers entered into a Third Amendment to Senior Loan Agreement (the "Third Amendment"); and

     WHEREAS, as of November 5, 1996, Bank One and Borrowers entered into a Fourth Amendment to Senior Loan Agreement (the "Fourth Amendment"); and

     WHEREAS, as of March 31, 1997, Bank One and Borrowers entered into a Fifth Amendment to Senior Loan Agreement (the "Fifth Amendment"); and

     WHEREAS, as of July 1, 1997, the Merged Subsidiaries merged with and into Borrower, with Borrower being the surviving entity; and

     WHEREAS, pursuant to that certain Assignment and Acceptance Agreement dated as of August 22, 1997 (the "Assignment"), Banque Paribas purchased a $15,000,000 participation in the current outstanding Revolving Loans (as defined in the Loan Agreement), and all rights appurtenant to, and associated with, such participation (the "Assigned Interest") as provided in the Assignment; and

     WHEREAS, as of August 22, 1997, Banks and Borrower entered into a Sixth Amendment to Senior Loan Agreement (the "Sixth Amendment"); and

     WHEREAS, the Borrower and Banks have agreed to further amend the Loan Agreement to add certain provisions thereto and in connection therewith restates the Loan Agreement in its entirety;

     NOW, THEREFORE, the parties hereto agree to restate the Loan Agreement as follows:

          DEFINITIONS. When used herein the terms "Agent", "Agreement," "Borrower", "Bank", "Banks", "Bank One", "Espero", "Guarantor", "Guarantors", "Holdings" and "Software" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

         (a)   Advance or Advances - A loan or loans hereunder.

         (b) Affiliate - Any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

         (c) Borrowing Base - The value assigned by the Banks from time to time to the Oil and Gas Properties and other collateral in accordance with
     Section 7(b) hereof.  Until the
     next determination of the Borrowing Base pursuant to Section 7(b) hereof the Borrowing Base for the Revolving Commitment shall be $40,000,000.00.

         (d)   Borrowing Date - The date elected by the Borrower pursuant to
     Section 2(a) hereof for an Advance on the Revolving Loan.

         (e) Business Day - The normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

         (f) Change of Control - A Change of Control shall occur if H. H. Wommack, III, ever owns less than 51% of the voting securities of Holdings, as such ownership is shown on Schedule "8" hereto.

         (g) Change of Management - A Change of Management shall occur if H.H. Wommack, III ceases to act as chief executive officer of SWR or Holdings, whether in the capacity of President or Chairman.

         (h) Collateral - Collateral is used herein as defined in Section 6 hereof.

         (i) Commitment - As to all Banks up to $75,000,000 and as to any Bank, its obligation to make Advances on the Revolving Commitment in amounts not exceeding in the aggregate the amounts set forth next to their respective names on this Agreement or any amendments hereto. As of the Effective Date, the Commitment of each Bank to make Advances on the Revolving Loan is as follows:

                         Bank One             $46,875,000.00

                         Paribas              $28,125,000.00

         (j) Commitment Percentage - For each Bank the percentage derived by dividing its commitment at the time of determination by the Commitments of all Banks at the time of determination.

         (k) Current Assets - The total of Borrower's consolidated current assets, determined in accordance with GAAP.

         (l) Current Liabilities - The total of Borrower's consolidated current liabilities as determined in accordance with GAAP, excluding therefrom current maturities of the Revolving Loan.

         (m) Determination Date - Determination Date is used herein as defined in Section 7 hereof.

         (n) EBITDA - Consolidated earnings for any period before provision for interest expense, depreciation, depletion and amortization, income taxes, gains or losses from the sale of capital assets, extraordinary income or losses, earnings or losses attributable to Midland Red Oak Realty, Inc. and earnings or losses attributable to Borrower's minority interests in Sierra Well Service, Inc. for any period.

         (o)   Effective Date - The date of this Agreement.

         (p) Environmental Laws - The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. (S)9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. (S)6901, et seq., the Clean Air Act, 42 U.S.C.A. (S)1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. (S)2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G.
     (S)2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos or "hazardous substances" as defined by 42 U.S.C. (S) 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

         (q) Environmental Liability - Any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined).

         (r) Environmental Lien - A Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

         (s) ERISA - The Employee Retirement Income Security Act of 1974, as amended.

         (t) Eurodollar Business Day - A Business Day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

         (u)   Eurodollar Interest Period - With respect to any Eurodollar Loan
     (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2), three (3) or six (6) months thereafter and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two
     (2), three (3) or six (6) months thereafter; provided, however, that (i) if any Eurodollar Interest Period would otherwise expire on a day which is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day, (ii) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Eurodollar Business Day of a calendar month, and (iii) any Eurodollar Interest Period which would otherwise expire after the Revolving Maturity Date shall end on such Revolving Maturity Date. Borrower shall not be permitted to have outstanding at any time more than three (3) Eurodollar Tranches, only one (1) of which may be a six (6) month Tranche.

         (v) Eurodollar Loan - Any loan during any period which bears interest at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

         (w) Eurodollar Margin - A percentage on any date determined by the percentage of the Revolving Commitment outstanding on that date as follows:

         % Revolving Commitment Outstanding       Eurodollar Rate Margin
         ----------------------------------       ----------------------
                0-50%                                   1.75
               51-70%                                   2.00
               71-80%                                   2.25
              81-100%                                   2.50

         (x) Eurodollar Rate - With respect to each Eurodollar Loan a rate per annum equal to the following:

              Interbank Offered Rate              + Eurodollar Margin
              ------------------------------------
              1.0 - Eurodollar Reserve Requirement

         (y) Eurodollar Reserve Requirement. On any day, that percentage (expressed as a decimal) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements for Banks (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by

     Agent of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

         (z)   Eurodollar Tranche - A Eurodollar Loan.

         (aa) Financial Statements - Balance sheets, income statements, statements of cash flow, and, on an annual basis, appropriate footnotes and schedules, prepared in accordance with GAAP.

         (bb) GAAP - Generally accepted accounting principles, consistently applied.

         (cc) Guaranty Agreements - The Guaranty Agreements of even date herewith, executed by each of the Guarantors.

         (dd) Interbank Offered Rate - With respect to each Eurodollar Interest Period, the rate of interest per annum at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to the Agent (at approximately 10:00 a.m., Dallas, Texas time three Eurodollar Business Days prior to the first day of each Eurodollar Interest Period) in the London interbank market for delivery on the first day of such Eurodollar Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Interest Period relates. Each determination of the Interbank Offered Rate by the Agent shall, in the absence of error, be conclusive and binding.

         (ee) Interest Payment Date - The earlier of (i) the last day of each Interest Period or (ii) the first day of each calendar month.

         (ff) Interest Period - Any Prime Rate Interest Period, or Eurodollar Interest Period.

         (gg) Lien - Any lien, mortgage, security interest, tax lien, pledge, encumbrance, Environmental Lien, consolidated sale or title retention arrangement or other interest in property designed to secure repayment of a liability whether arising by agreement or under law, or otherwise.

         (hh) Loan Documents - This Agreement, the Note or Notes, the Security Instruments, the Guaranties and all other documents executed in connection with the transaction described in this Agreement.

         (ii)  Majority Banks - Banks holding 100% of the Revolving Commitment.

         (jj)  Material Adverse Effect - Any circumstances or events which could
     (i) have a material adverse effect on the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of either Borrower or from the facts represented or warranted in this Agreement or any other Security Instrument (other than any representation or warranty related solely to a different point in time), or (ii) materially impair the ability of either Borrower to carry out its business as it exists on the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet its obligations under the Note or Notes, this Agreement or the other Security Instruments on a timely basis.


         (kk) Maximum Rate - At any particular time in question, the maximum rate of interest which under applicable law may then be charged on the Note or Notes. If such maximum rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such maximum rate. If the applicable law ceases to provide for a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

         (ll) Minimum Interest Coverage Ratio - The ratio of EBITDA to Total Interest Expense for the period being measured.

         (mm) Monthly Commitment Reduction - Monthly Commitment Reduction is used herein as defined in Section 2 hereof.

         (nn) Note or Notes - One or more revolving notes of Borrower, substantially in the form of Exhibit "A" hereto, issued or to be issued hereunder to each Bank, respectively, to evidence indebtedness to such Bank arising by reason of Advances on the Revolving Loan, together with all renewals and extensions thereof or any part thereof.

         (oo) Oil and Gas Properties - All oil, gas and mineral properties and interests, and related personal properties, in which Borrower have granted and hereinafter grants to Banks a first and prior lien and security interest.

         (pp) Partnerships - The limited partnerships identified on Schedule 1 formed by SWR as the managing or sole general partner to acquire producing and non-producing oil, gas and mineral properties, as well as similar entities formed in the future.

         (qq) Permitted Liens - The term Permitted Lien shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens on any of the Oil and Gas Properties that existed at the time of, or were created in connection with, Borrower's acquisition of such Oil and Gas Properties or otherwise may be consented to by the Banks; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive the Borrower of any material right in respect of any of Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution having been stayed and continue to be stayed, and for which the Borrower have set aside on their books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any of Borrower's assets or properties and that do not, individually or in the aggregate, cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operators (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to the construction, maintenance, development, transportation, storage or operation of Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower have set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting the Borrower's assets and properties which were in existence at the time the Borrower's assets and properties were originally acquired by the Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's assets and properties, considered in the aggregate; (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate any Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) Liens securing the Subordinated Debt; (xi) Liens created by or pursuant to this Agreement or the Security Instruments;
     (xii) Liens existing at the date of this Agreement which have been disclosed to Banks on Schedule "2" hereto; and (xiii) any and all renewals and extensions of all or any of the foregoing.

         (rr) Person - An individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         (ss) Plan - Any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower are required to contribute on behalf of their employees.

         (tt) Prime Rate - The fluctuating rate of interest per annum established from time to time by Agent as its Prime Rate (which rate of interest may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customers). Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Prime Rate.

         (uu) Prime Rate Interest Period - With respect to any Prime Rate Loan, the period ending on the last day of each month, provided, however, that
     (i) if any Prime Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and(ii) if any Prime Rate Interest Period would otherwise end after the Revolving Maturity Date such Interest Period shall end on the Revolving Maturity Date.

         (vv) Prime Rate Margin - A percentage on any date determined by the percentage of the Revolving Commitment outstanding on that date as follows:

       % Revolving Commitment Outstanding   Prime Rate Margin
       ----------------------------------   -----------------
                0-50%                              0.25
               51-70%                              0.50
               71-80%                              0.75
              81-100%                              1.00

         (ww) Pro Rata or Pro Rata Part - For each Bank, means (i) for all purposes when no Revolving Loan is outstanding, such Bank's Commitment Percentage, and (ii) otherwise, the proportion which the portion of the outstanding Revolving Loan owned to such Bank bears to the aggregate outstanding Revolving Loan owed to all Banks at the time in question.

         (xx) Restricted Subsidiary - Southwest Royalties Securities, Inc.

         (yy) Revolving Commitment - The commitment contained in Section 2(a) of this Agreement.

         (zz) Revolving Loan - Loan or loans made under the Revolving Commitment pursuant to Section 2(a) hereof.

         (aaa) Revolving Maturity Date - February 28, 1999.

         (bbb) Security Instruments - The term Security Instruments is used collectively herein to mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, all Mortgages, Security Agreements, Assignments of Production and Financing Statements, and other collateral documents covering certain of Borrower's Oil and Gas Properties, and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all security agreements and pledge agreements covering proceeds of partnership interest, stock, promissory notes and similar collateral, all such documents to be in form and substance reasonably satisfactory to Agent.

         (ccc) Senior Unsecured Notes - The 10-1/2% Senior Notes due 2004 issued by Borrower pursuant to that certain Indenture dated as of October __, 1997 by and among Borrower and State Street Bank and Trust Company, N.A., as Trustee.

         (ddd) Subsidiary or Subsidiaries - Any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by either of the Borrower.

         (eee)  SWR - SWR is used herein to mean Borrower.

         (fff) Tangible Net Worth - An amount equal to Borrower's consolidated stockholder's equity, as determined in accordance with GAAP, plus Borrower's redeemable common stock and the Borrower's $1,731,940 loan to H.H. Wommack, III.

         (ggg) Total Interest Expense - Total interest expense of Borrower on all of its indebtedness, as determined in accordance with GAAP.

         (hhh) Unscheduled Redeterminations - A redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the reasonable request of Borrower, (B) at any time it appears to the Banks, in the exercise of their discretion, that either (i) there has been a material decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

     2.  COMMITMENTS OF THE BANK.

         (a) Revolving Commitment. On the terms and conditions hereinafter set forth, each Bank agrees severally to make Advances to the Borrower from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the lesser of (i) the Borrowing Base or (ii) $75,000,000.00 (the "Revolving Commitment"). The obligation of each Bank to make Advances under the Revolving Commitment shall be limited to such Bank's Commitment Percentage of such Advance. The obligation of the Borrower hereunder shall be evidenced by this Agreement and any Note or Notes issued in connection herewith, said Note or Notes to be as described in Section 3 hereof.
     Within the limit of this Section 2, the Borrower may borrow, repay without premium or penalty, and reborrow. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default. Each Advance under the revolving line of credit shall be an aggregate amount of at least $100,000. Irrespective of the face amount or amounts of any Note or Notes outstanding at any time, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Borrowing Base or to increase the Borrowing Base amount.

         (b) Procedure for Borrowing. Whenever Borrower desires an Advance on the Revolving Loan, they shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "B" attached hereto and shall be received by Agent not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of Prime Rate Loans; and (ii) three (3) Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which, if a Prime Rate Loan shall be a Business Day, and if a Eurodollar Loan, a Eurodollar Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the borrowing constituting Prime Rate Loans and/or Eurodollar Loans, (iv) if any portion of the proposed borrowing is to constitute Eurodollar Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto, and (v) the date upon which disbursement is required. Upon receipt of such notice, Agent shall advise each Bank thereof. Not later than 1:00 p.m., Dallas, Texas time, on the date upon which the Advances to be made, each Bank shall provide Agent at its offices at 1717 Main Street, Dallas, Texas 75201, in immediately available funds, its Pro Rata Share of the requested Advance. Not later than 2:00 p.m., Dallas, Texas time, on the date for which the Advance was requested, Agent shall make available to Borrower at the same office, in immediately available funds, the aggregate amount of such requested Advance. Neither Agent or any Bank shall incur any liability to Borrower in acting upon any notice referred to above which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Banks in accordance with this Agreement pursuant to any such notice, Borrower shall have effected Advances hereunder.

         (c) Monthly Reduction of Revolving Commitment. The Revolving Commitment shall be reduced as of the 1st day of each month by an amount determined by the Banks pursuant to Section 7(b) hereof (the "Monthly Commitment Reduction"). The Monthly Commitment Reduction shall be $-0- per month from the Effective Date until February 1, 1998, the next scheduled redetermination of the Borrowing Base.

         (d) Voluntary Reduction of Revolving Commitment. Borrower may at any time, or from time to time, upon not less than three (3) Business Days prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in a minimum amount of at least $100,000 and (ii) each reduction must be accompanied by a prepayment of the Note or Notes in the amount by which the principal balance of the Note or Notes exceeds the Revolving Commitment as reduced pursuant to this Section 2(d).

     3. NOTES EVIDENCING LOAN. The loan described above in Section 2 shall be evidenced by promissory notes of Borrower as follows:

         (a) Form of Notes - The Revolving Loan shall be evidenced by a Note or Notes in an aggregate amount of $75,000,000.00, and shall be in the form of Exhibit "A" hereto with appropriate insertion. Notwithstanding the principal amount of the Note or Notes, as stated on the face thereof, the actual principal amount due from Borrower to Bank on account of the Note or Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Bank in collected funds with respect thereto. Although the Note or Notes shall be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Note or Notes may be higher, the Note or Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans.

         (b) Interest Rate on the Note or Notes - The unpaid principal balance of the Note or Notes shall bear interest from time to time as set forth in
     Section 4(a) hereof.

         (c) Payment of Interest - Interest on the Note or Notes shall be payable on the last day of each Interest Period.

         (d) Payment of Principal - Principal of the Note or Notes shall be due on the Revolving Maturity Date, unless earlier due in whole or in part pursuant to the mandatory prepayment requirements of Section 9(b) hereof.

         (e) General - Borrower shall pay the outstanding principal amount of each Eurodollar Loan on the last day of the Interest Period applicable thereto, which may be done by reborrowing hereunder so long as (i) the aggregate unpaid principal balance outstanding after any such reborrowing does not exceed the Revolving Commitment in effect at such time, as the same may be reduced from time to time hereunder, and (ii) no Event of Default has occurred and is continuing.

         (f) Issuance of Additional Notes. At the Effective Date there shall be outstanding two notes in the aggregate face amount of $75,000,000 issued under the Revolving Commitment, one in the face amount of $46,875,000,000 payable to the order of Bank One, and one in the face amount of $28,125,000 payable to the order of Paribas. From time to time during the period from the Effective Date to the Revolving Maturity Date, additional Notes may be issued to the Bank or to other Banks as such Banks become parties to this Agreement. The face amount of each such new Note shall be in an amount equal to the maximum Commitment of such Bank under the Revolving Commitment. The aggregate face amount of all such Notes issued and outstanding as of any date shall never exceed $75,000,000. Provided, however, that the Banks shall never have the obligation to lend any amount in excess of the face amount of their respective commitments as the same are described above. Upon request from Agent, Borrower shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued Notes to better reflect the extent of each Bank's Commitment hereunder.

         (g) Payments by Agent to Banks - Each Bank's Pro Rata Part of payment or prepayment of the Revolving Loan made to Agent by Borrower shall be directed by wire transfer by Agent to such Bank at the address set forth for such Bank on Schedule 3 hereto for payments no later than 2:00 p.m. Dallas time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent. Any payment or prepayment received by Agent at any time after 12:00 noon Dallas time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

         (h) Sharing of Payments, Etc. - If any Bank shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Revolving Loan which is in excess of its ratable share of payments on the Revolving Loan obtained by all Banks, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this section may to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         (i) Capital Adequacy - If either (i) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (ii) the introduction or implementation of or the compliance with any mandatory request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, then upon demand by such Bank, Borrower will pay to such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall reasonably determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the amount of the Revolving Loan or such Bank's Commitment under this Agreement.

4.   INTEREST RATES.

     (a) Options.

         (i) Prime Rate Loans. Borrower agrees to pay interest on the Note or Notes calculated on the basis of the actual days elapsed in a year consisting of 365 or, if appropriate, 366 days with respect to the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the Prime Rate plus the applicable Prime Rate Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Note or Notes representing Prime Rate Loans shall be payable as specified in Section 3(d) hereof and the interest in respect of each Prime Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Prime Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

         (ii) Eurodollar Loans. Borrower agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Eurodollar Rate plus the applicable Eurodollar Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Note or Notes shall be payable as specified in Section 3(d) hereof and the interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate. Upon three (3) Eurodollar Business Days written notice prior to the making by the Banks of any Eurodollar Loan (in the case of the initial Interest Period therefor) on the expiration date of each succeeding Interest Period (in the case of subsequent Interest Period therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists to specify whether the Interest Period commencing on any date shall be a 30, 60, 90 or 180 day period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Prime Rate Loans. Borrower shall not be permitted to have outstanding at any time more than three (3) Eurodollar Tranches, only one (1) of which may be a 180 day Tranche.

         (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Note or Notes hereunder. The Agent shall give prompt notice to the Borrower of each rate of interest so determined and its determination thereof shall be conclusive absent error.

         (c) Conversion Option. Borrower may elect from time to time (i) to convert all of any part of their Eurodollar Loans to Prime Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, (ii) to convert all or any part of their Prime Rate Loans to Eurodollar Loans by giving the Agent irrevocable written notice of such election three (3) Eurodollar Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement or the Note or Notes.

         (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Note to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Note or Notes below the Maximum Rate until the total amount of interest accrued on the Note or Notes equals the amount of interest which would have accrued on the Note or Notes if the rate or rates selected pursuant to Sections 4(a)(i) or 4(a)(ii), as the case may be, had at all times been in effect.

     5.  SPECIAL PROVISIONS RELATING TO EURODOLLAR LOANS.

         (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed Eurodollar Loan, Agent (i) shall have determined that U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for Eurodollar Loans are not available to the Banks in the London interbank market; or (ii) in good faith determines that the Eurodollar Interest Rate will not adequately reflect the cost to the Banks of maintaining or funding the Eurodollar Loans for such Interest Period, the obligations of the Banks to make the Eurodollar Loans, as the case may be, shall be suspended until such time as Bank in its sole discretion reasonably exercised determines that the event resulting in such suspension has ceased to exist. If the Agent shall make such determination it shall promptly notify Borrower in writing and Borrower shall either repay the outstanding Eurodollar Loans, as the case may be, owed to Bank, without penalty, on the last day of the current Interest Period or convert the same to Prime Rate Loans in the case of Eurodollar Loans on the last day of the then current Interest Period for such Eurodollar Loan.

         (b) Reserve Requirements. In the event of any change in any applicable law, treaty or regulation or in the interpretation or administration thereof, or in the event any central bank or other fiscal monetary or other authority having jurisdiction over the Banks or the loans contemplated by this Agreement shall impose, modify or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System on any Eurodollar Loan or loans, or any other reserve, special deposit, or similar requirements against assets of deposits with or for the account of, or credit extended by, the Banks or shall impose on the Banks or the London interbank market, as the case may be, any other condition affecting this Agreement or the Eurodollar Loans and the result of any of the foregoing is to increase the cost to the Banks in making or maintaining its Eurodollar Loans or to reduce any amount (or the effective return on any amount) received by the Banks hereunder, then Borrower shall either (i) pay to the Banks upon demand of the Banks as additional interest on the Note or Notes evidencing the Eurodollar Loans such additional amount or amounts as will reimburse the Banks for such additional cost or such reduction or (ii) convert such Eurodollar Loans to Prime Rate Loans. The Agent shall give notice to Borrower upon becoming aware of any such change or imposition which may result in any such increase or reduction. A certificate of the Agent setting forth the basis for the determination of such amount necessary to compensate the Banks as aforesaid shall be delivered to Borrower and shall be conclusive as to such determination and such amount, absent error.

         (c) Taxes. Both principal and interest on the Note or Notes evidencing any Eurodollar Loan are payable without withholding or deduction for or on account of any taxes. If any taxes are levied or imposed on or with respect to the Note or Notes evidencing the Eurodollar Loan or on any payment on the Note or Notes evidencing the Eurodollar Loans made to the Banks, then, and in any such event, Borrower shall pay to the Banks upon demand of the Banks such additional amounts as may be necessary so that every net payment of principal and interest on the Note or Notes evidencing the Eurodollar Loan, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided for herein. In addition, if at any time when the Eurodollar Loan are outstanding any laws enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, materially changes the basis of taxation of payments to the Banks of principal of or interest on the Note or Notes evidencing the Eurodollar Loan by reason of subjecting such payments to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of the Banks) then Borrower will pay upon demand by Banks the amount of loss to the extent that such loss is caused by such a change. The Agent shall give notice to Borrower upon becoming aware of the amount of any loss incurred by the Banks through enactment or promulgation of any such law which materially changes the basis of taxation of payments to the Banks. The Agent shall also give notice on becoming aware of any such enactment or promulgation which may result in such payments becoming subject to double taxation or otherwise. A certificate of any Bank setting forth the basis for the determination of such loss and the computation of such amounts shall be delivered to Borrower and shall be conclusive of such determination and such amount, absent error.


         (d) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for the Banks to maintain or fund its Eurodollar Loan hereunder, then the Banks shall promptly notify Borrower in writing and Borrower shall either (i) repay the outstanding Eurodollar Loan owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if the Banks may not lawfully continue to maintain and fund such Eurodollar Loan, immediately), or (ii) Borrower may convert such Eurodollar Loan at such appropriate time to Prime Rate loans.

         (e) Option to Fund. The Banks shall have the option if Borrower elect a Eurodollar Loan, to purchase one or more deposits in order to fund or maintain its funding of the principal balance of the Note or Notes to which such Eurodollar Loan is applicable during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under such Eurodollar Loan and any amounts owing hereunder and under the applicable Note or Notes. Each Bank shall be entitled to fund and maintain its funding of all or any part of that portion of the principal balance of the Note or Notes in any manner it sees fit, but all such determinations hereunder shall be made as if the Banks have actually funded and maintained that portion of the principal balance of the Note or Notes to which a Eurodollar Loan is applicable during the applicable Interest Period through the purchase of deposits in an amount equal to the principal balance of the Note or Notes to which such Eurodollar Loan is applicable and having a maturity corresponding to such Interest Period. Each Bank may fund the outstanding principal balance of the Note or Notes which is to be subject to any Eurodollar Loan from any branch or office of such Bank as such Bank may designate from time to time.

         (f) Indemnity. Borrower shall indemnify and hold harmless the Banks against all reasonable and necessary out-of-pocket costs and expenses which the Banks may sustain (i) if (other than as a result of a default by the Banks hereunder) the making of any loan or loans as a Eurodollar Loan does not occur on the date, if any, specified therefor in the notice given by Borrower pursuant to Section 2(c)(ii), (ii) as a consequence of any default by Borrower under this Agreement, or (iii) any other loss suffered by the Banks as a result of the making of any loan or loans as a Eurodollar Loan.

         (g) Payments Not at End of Interest Period. If the Borrower make any payment of principal with respect to any Eurodollar Loan on any day other than the last day of the Interest Period applicable to such Eurodollar Loan, then Borrower shall reimburse the Banks on demand for any loss, cost or expense incurred by the Banks as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the cost of funds to the Banks in respect of such principal amount so paid, for the remainder of the

     Interest Period applicable to such sum, reduced, if the Banks are able to redeposit such principal amount so paid for the balance of the Interest Period, by the interest earned by Banks as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by the Banks in redepositing such principal amount. A certificate of any Bank setting forth the basis for the determination of the amount owed by Borrower pursuant to this Section 5(g) shall be delivered to the Borrower and shall be conclusive in the absence of manifest error.

     6. COLLATERAL SECURITY. To secure the performance by Borrower of their obligations hereunder, and under the Note or Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrower has heretofore granted and assigned to the Agent for the benefit of the Banks a first and prior security interest and Lien on certain of its Oil and Gas Properties, certain related equipment, oil and gas inventory and proceeds of the foregoing, proceeds of partnership interests, stock of Subsidiaries, promissory notes of Subsidiaries and similar collateral. Contemporaneously with the execution and delivery of this Agreement and the Notes (i) Borrower shall grant and assign to Agent for the benefit of the Banks a first and prior security interest and Lien on certain additional Oil and Gas Properties, related equipment, oil and gas inventory and the proceeds thereof including those oil and gas properties being acquired by Borrower from Conoco, Inc. and (ii) Espero shall grant and assign to Agent for the benefit of the Banks a first and prior security interest and Lien on certain of their Oil and Gas Properties, related equipment, oil and gas inventory and the proceeds thereof. All Oil and Gas Properties and other collateral in which Borrower and Espero have herewith granted or hereafter grants to the Banks a first and prior Lien (to the satisfaction of the Banks) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral."

          The granting and assigning of such security interests and Liens by Borrower and Espero shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments, Borrower and Espero shall furnish to the Agent mortgage and title opinions and other documents reasonably satisfactory to Agent with respect to the title and Lien status of Borrower's and Espero's interests in such of the Oil and Gas Properties covered by the Security Instruments as Agent shall have designated. Borrower and Espero will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Banks' security interests and Liens in the Oil and Gas Properties or any part thereof.

          The obligations of Borrower hereunder, and under the Note or Notes and Security Instruments, shall be additionally secured by the Guaranty Agreements, executed by each of the Guarantors, the form of which Guaranty Agreement is attached hereto as Exhibit "C".

     7.  BORROWING BASE.

         (a) Initial Borrowing Base. During the period from the date hereof to the next Determination Date (as hereinafter defined), the total Borrowing Base shall be $40,000,000.00; subject to the limitations on use set forth in Section 7(c) hereof.

         (b) Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Banks at least semi-annually on April 1 and October 1 of each year, beginning April 1, 1998, or as Unscheduled Redeterminations. In connection with each such redetermination of the Borrowing Base, the Banks shall also redetermine the Monthly Commitment Reduction. Borrower shall furnish to the Banks as soon as possible but in any event no later than March 1 or September 1 of each year, beginning March 1, 1998 or September 1, 1998, as the case may be, with an engineering report in form and substance satisfactory to Agent prepared by an independent petroleum engineer acceptable to Agent covering the Oil and Gas Properties utilizing pricing parameters used by Agent as established from time to time, together with such other information concerning the value of the Collateral as the Banks may deem necessary to determine the value of such Collateral. By March 1 and by September 1 (being the date other than the date on which Borrower shall have provided the engineering report prepared by the independent petroleum engineer) of each year thereafter, beginning March 1, 1998 or September 1, 1998, as the case may be, or within thirty (30) days after either (i) receipt of notice from Agent that it requires an Unscheduled Redetermination, or (ii) Borrower give notice to Agent of their desire to have an Unscheduled Redetermination performed, Borrower shall furnish to the Banks an engineering report in form and substance satisfactory to the Banks prepared by Borrower's in-house engineering staff valuing the Oil and Gas Properties using substantially the same methodology utilized by the independent petroleum engineer who prepared the most recent independent engineering report, together with such other information, reports and data concerning the value of the Collateral as the Banks shall deem reasonably necessary to determine the value of such Collateral. The engineering reports furnished March 1 and September 1 pursuant to this Section 7 shall be prepared as of the preceding December 31 and June 30, respectively. Agent shall notify Borrower of the new Borrowing Base, Sublimits (as hereinafter defined) and Monthly Commitment Reduction for the period beginning on the date of such notice (herein called the "Determination Date") and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Banks, the Agent shall notify Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base, if any, and such new Borrowing Base shall continue until the next Determination Date. If Borrower do not furnish all such information, reports and data by the date specified in this Section 7(b), unless such failure is of no fault of Borrower, the Banks may nonetheless designate the Borrowing Base, Sublimits and Monthly Commitment Reduction at any amounts which the Banks determine in their discretion and may redesignate the Borrowing Base from time to time thereafter until the Banks receive all such information, reports and data, whereupon the Banks shall designate a new Borrowing Base, Sublimits and Monthly Commitment Reduction as described above. The Banks shall determine the amount of the Borrowing Base based upon the loan collateral value which it in its discretion (using such methodology, assumptions and discounts rates as each Bank customarily uses in assigning collateral value to oil and gas properties) assigns to such Oil and Gas Properties of Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its affiliates) as each Bank customarily considers in evaluating similar oil and gas credits. If the Banks cannot otherwise agree on the Borrowing Base, Sublimits or Monthly Commitment Reduction, each Bank shall submit in writing to the Agent its proposed Borrowing Base and Monthly Commitment Reduction and the Borrowing Base and Monthly Commitment Reduction shall be set on the basis of the lowest Borrowing Base and Sublimits, and highest Monthly Commitment Reduction proposed by any Bank. If at any time any of the Collateral is sold by Borrower, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the value assigned to such collateral by the Banks as of the most recent Borrowing Base redetermination. It is expressly understood that each Bank has no obligation to designate the Borrowing Base, Sublimits or the Monthly Commitment Reduction at any particular amount, except in the exercise of its discretion, whether in relation to the Revolving Commitment or otherwise, and that the Banks' commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect. Provided, however, that the Banks shall never have the obligation to designate a Borrowing Base in excess of its legal or internal lending limits. If Borrower is ever required to purchase and redeem any of the Senior Unsecured Notes or if any portion of the Senior Unsecured Notes become due for any reason, the Borrowing Base shall immediately and automatically be reduced to $0.

         (c) Sublimits. The Borrowing Base shall be divided as of each Determination Date into two categories: (i) Sublimit A to be used by Borrower for general corporate purposes and/or drilling expenditures, and
     (ii) Sublimit B to be used by Borrower for the acquisition of producing oil and gas properties (Sublimit A and Sublimit B are hereinafter referred to as the "Sublimits"). At each Determination Date the Banks shall notify Borrower of the amount of the Borrowing Base allocation to each Sublimit and such Sublimits shall continue in effect until the next Determination Date. Until redetermined the Sublimits shall be as follows:

                         Sublimit A -    $25,000,000
                         Sublimit B -    $15,000,000

     8.  FEES.

         (a) Unused Portion Fee. For and in consideration of the Revolving Commitment, Borrower shall pay to Agent for the ratable benefit of the Banks an Unused Portion Fee (hereinafter referred to as the "Unused Portion Fee") equivalent to three-eighths of one percent (3/8%) per annum on the daily average of the unadvanced amount of the Borrowing

     Base. The Unused Portion Fee shall be payable in arrears on the first Business Day of each calendar quarter beginning June 1, 1995, with the final fee payment due on the Revolving Maturity Date for any period then ending for which the Unused Portion Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such quarterly period, Borrower shall pay to Agent for the ratable benefit of the Banks, on the date of such termination, the total Unused Portion Fee due for the period in which such termination occurs.

         (b) Borrowing Base Increase Fees. Borrower agrees to pay to the Agent for the ratable benefit of the Banks, from time to time, a Borrowing Base increase fee equal to one-half of one percent (0.50%) of the amount of any increase in the Borrowing Base. The Borrowing Base increase fee shall be payable immediately upon notice to Borrower of any such increase.

         (c) Agency Fee. Borrower agrees to pay to the Agent an Agency Fee for its services as Agent hereunder in an amount to be negotiated between Borrower and Agent.

     9.  PREPAYMENTS.

         (a) Voluntary Prepayments of Note or Notes. The Borrower may at any time and from time to time, without penalty or premium, prepay the Note or Notes, in whole or in part. Each such prepayment shall be made on at least one (1) Business Day's notice to Agent and shall be in a minimum amount of $100,000 or the unpaid balance on the Note or Notes, whichever is less. Provided, however, that if Borrower shall prepay the principal of any Eurodollar Loan on any date other than the last day of the Interest Period applicable thereto, Borrower shall make the additional payments, if any, required by Section 5(g) hereof.

         (b) Mandatory Prepayment of Note or Notes. In the event the aggregate principal amount outstanding on the Note or Notes ever exceeds the Borrowing Base as determined by Agent pursuant to Section 6(b) hereof, Borrower shall, within thirty (30) days after notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Agent, provide the Banks with additional collateral with value and quality in amounts satisfactory to the Banks in their sole discretion in order to increase the Borrowing Base by an amount at least equal to such excess, (B) prepay, without premium or penalty, the principal amount of the Note or Notes in an amount at least equal to such excess plus interest thereon to the date of such prepayment or (C) by notice to Agent, pay (in addition to the Monthly Commitment Reduction then in effect) the deficiency in six (6) equal monthly installments equal to one-sixth (1/6) of the amount of the deficiency, with the first such payment thereof to be payable on the date on which Borrower notify Agent of its election to amortize the deficiency over a six (6) month period, and continuing on the same day of each month thereafter until the deficiency is paid in full.

     10. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement, Borrower hereby represent and warrant to the Banks (which representations and warranties will survive the delivery of the Note or Notes) that:

         (a) Corporate Existence. Each Borrower, each Guarantor and the Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is duly qualified as a foreign corporation in all jurisdictions wherein the failure to qualify could result in Material Adverse Effect.


         (b) Corporate Power and Authorization. Each Borrower is duly authorized and empowered to create and issue the Note or Notes; and each Borrower is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement; and each Guarantor is duly authorized and empowered to execute, deliver and perform this Agreement and its Guaranty; and all corporate and other action on Borrower's part requisite for the due creation and issuance of the Note or Notes and on the Borrower's and Guarantors' part requisite for the due execution, delivery and performance of the Security Instruments, including this Agreement, and the Guaranties, respectively, has been duly and effectively taken.

         (c) Binding Obligations. This Agreement does, and the Note or Notes, Guaranties and other Security Instruments upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower and Guarantors, respectively, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

         (d) No Legal Bar or Resultant Lien. The Note or Notes, the Security Instruments, including this Agreement, and the Guaranties do not and will not, to the best of Borrower's or Guarantors' knowledge, violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which either Borrower, any Guarantor or any Restricted Subsidiary is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower or Guarantors, other than those contemplated by this Agreement.

         (e) No Consent. The execution, delivery and performance by Borrower and Guarantors of the Note or Notes and the Security Instruments, including this Agreement and the Guaranties, as the case may be, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases (all of which consents have been obtained by Borrower) and other than those the failure to obtain could cause a Material Adverse Effect.

         (f) Financial Condition. The Financial Statements of Borrower dated June 30, 1997, which have been delivered to Agent are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. No change has since occurred in the condition, financial or otherwise, of Borrower which could have a Material Adverse Effect, except as disclosed to the Banks in Schedule "4" attached hereto.

         (g) Liabilities. Neither Borrower nor Guarantors have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements and on Schedule "5" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or Guarantors which could have a Material Adverse Effect.

         (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Banks in Schedule "6" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower, threatened against or affecting Borrower, Guarantors, the Partnerships or the Restricted Subsidiary which involves the possibility of any judgment or liability not fully covered by insurance, and which could have a Material Adverse Effect.

         (i) Taxes; Governmental Charges. Borrower, Guarantors and the Restricted Subsidiary have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could have a Material Adverse Effect, or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

         (j) Titles, Etc. Borrower and Guarantors have good and defensible title to all of their assets, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances except Permitted Liens.

         (k) Defaults. Neither the Borrower, the Guarantors nor the Restricted Subsidiary are in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which either Borrower, any Guarantor or any Restricted Subsidiary is a party in any respect that could have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

         (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of Borrower delivered to Banks, neither the business nor the assets or properties of Borrower or Guarantors have been affected (to the extent it could have a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         (m) Use of Proceeds; Margin Stock. The proceeds of the loans hereunder will be used by Borrower for the purposes of refinancing of existing debt, working capital and general corporate purposes. Neither Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

          Neither of the Borrower nor any person or entity acting on behalf of Borrower have taken or will take any action which might cause the loans hereunder or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

         (n) Location of Business and Offices. The principal place of business of Borrower is located at 407 N. Big Spring, Midland, Texas 79701-4326.

         (o) Compliance with the Law. To the best of Borrower's knowledge, neither Borrower nor Guarantors:

               (i) are in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, or any of their assets or properties are subject; and

               (ii) have failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of their business;

     which violation or failure is reasonably expected to have a Material Adverse Effect.

         (p) No Material Misstatements. To the best of the knowledge of the Borrower and the Guarantors, there are no significant material facts or conditions relating to the Loan Documents, any of the Collateral, or the financial condition, assets, or business prospects of the Borrower, Guarantors, any Subsidiary or any Partnership that could, collectively or individually, have a Material Adverse Effect and that have not been related, in writing, to the Banks as an attachment to this Agreement.

         (q) Not A Utility. Neither Borrower is an entity engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products to other pipeline companies, refineries, local distribution systems, municipalities, or industrial consumers; (iv) provision of telephone or telegraph service to others; (v) production, transmission, or distribution and sale of steam or water; (vi) operation of a railroad; or (vii) provision of sewer service to others.

         (r) ERISA. Borrower and Guarantors are in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of either Borrower is reasonably likely to cause a Material Adverse Effect.

         (s) Public Utility Holding Company Act. Neither Borrower is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (t) Subsidiaries. SWR's only Subsidiaries are Southwest Royalties Securities, Inc., Threading Products International, LLC, Midland Red Oak Realty, Inc., Midland Southwest Software, Inc. and Espero Energy Corporation.

         (u) Environmental Matters. Except as disclosed on Schedule "7", neither of the Borrower, any Guarantor, any Partnership, nor the Restricted Subsidiary has received notice or otherwise learned of (i) any Environmental Liability which could individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has no threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which could individually or in the aggregate have a Material Adverse Effect or (iii) any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which either Borrower, any Guarantor, any Partnership or any Restricted Subsidiary is or may be liable which could result in a Material Adverse Effect.

         (v) Ownership of Borrower. The equity securities of the Borrower are owned by the individuals and entities listed on Schedule "8".

         (w) Liens. Except for Permitted Liens, the assets and properties of Borrower are free and clear of all liens and encumbrances.

     11. CONDITIONS OF LENDING.

         (a) The obligation of the Banks to make the initial Advance under the Revolving Commitment shall be subject to the following conditions precedent:

               (i) Execution and Delivery. Borrower shall have executed and delivered to the Agent the Note or Notes, the Security Instruments and other required documents, all in form and substance satisfactory to the Agent;

               (ii) Guaranty Agreements. Agent shall have received the Guaranty Agreements duly executed by the Guarantors;

               (iii) Legal Opinion. The Agent shall have received from Borrower's legal counsel a favorable legal opinion in form and substance satisfactory to Bank (i) as to the matters set forth in Subsections 10(a), (b), (c), (d), (e) and (h) hereof, and (ii) as to such other matters as Bank or its counsel may reasonably request;

               (iv) Corporate Resolutions. The Agent shall have received appropriate certified corporate resolutions of Borrower and Guarantors;

               (v) Good Standing and Existence. The Agent shall have received evidence of existence and good standing for the Borrower and Guarantors;

               (vi) Incumbency. The Agent shall have received a signed certificate of the officers of Borrower and Guarantors, certifying the names of each of the officers of Borrower and Guarantors authorized to sign loan documents on behalf of the Borrower and Guarantors, together with the true signatures of each such officer. The Banks may conclusively rely on such certificate until the Agent receives a further certificate of the authorized officers of Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

               (vii) Articles of Incorporation and Bylaws. The Agent shall have received copies of the Articles of Incorporation of Borrower and Guarantors and all amendments thereto, certified by the Secretary of State of the state of the Borrower's and Guarantors' incorporation and a copy of the bylaws of the Borrower and Guarantors and all amendments thereto, certified by one or more officers of Borrower and Guarantors as being true, correct and complete;

               (viii) Engineering Review. The Banks shall have completed their engineering evaluation of the oil and gas properties being acquired by Borrower from Conoco, Inc.; and

               (ix) Mortgaging. The Agent shall have received Security Instruments in form and substance satisfactory to it covering certain of Espero's Oil and Gas Properties, as well as certain of the oil and gas properties being acquired from Conoco, Inc.; and

               (x) Title. The Agent shall have received satisfactory evidence of the state of the title to the newly mortgaged Oil and Gas Properties referred to above in Section 11(a)(ix); and

               (xi) Senior Unsecured Notes. The Agent shall have received satisfactory evidence that the Senior Unsecured Note transaction shall have closed, and that the interest rate on the Senior Unsecured Notes is no greater than twelve percent (12%); and

               (xii) Other Documents. The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

               (xiii) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent retained at the expense of Borrower.

        (b) The obligation of the Banks to make any Advance (including the initial Advance) on the Revolving Commitment shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

            (i) Representation and Warranties. With respect to any Advance, the representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

            (ii) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

            (iii) Other Documents. The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

            (iv) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent retained at the expense of Borrower.

   12. AFFIRMATIVE COVENANTS.  A deviation from the provisions of this
Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Banks. Without the prior written consent of the Banks, Borrower will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as any part of the Revolving Commitment is in existence.

         (a) Financial Statements and Reports. Borrower shall promptly furnish to the Banks from time to time upon request such information regarding the business and affairs and financial condition of the Borrower, as the Banks may reasonably request, and will furnish to the Banks:

                (i) Annual Audited Financial Statements - as soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year, the annual audited Financial Statements (consolidated and consolidating) of the Borrower, prepared by an independent accounting firm reasonably acceptable to the Agent;

                (ii) Quarterly Financial Statements - as soon as available, and in any event within sixty (60) days after the end of each calendar quarter of each year (except the last calendar quarter in any fiscal year), the quarterly unaudited Financial Statements (consolidated and consolidating) of the Borrower;

                (iii) Report on Properties - as soon as available and in any event on or before March 1, and September 1 of each calendar year, and at such other times as any Bank, in accordance will Section 7 hereof, may request, the engineering reports required to be furnished to the Banks under such Section 6 on the Oil and Gas Properties; and

                (iv) Additional Information - promptly upon request of the Agent from time to time any additional financial information or other information that any Bank may reasonably request.

     All such information, reports, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

         (b) Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and each of the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof, Borrower will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "D" attached hereto, signed by the President, Chief Executive Officer or chief financial officer of the Borrower (i) stating that the Borrower have fulfilled in all material respects its obligations under the Note or Notes and the Security Instruments, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if an Event of Default has occurred, specifying the Event of Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of the Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(c), (d),
     (e) and (f); and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

         (c) Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statement pursuant to Section 12(a)(i) hereof, Borrower will furnish a statement from the firm of independent public accountants which prepared such statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default.

         (d) Taxes and Other Liens. The Borrower and the Guarantors will (and SWR and MSC will cause each Partnership and each Restricted Subsidiary to) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower or upon the income or any assets or property of the Borrower as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that Borrower, the Guarantors and the Partnerships shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed, and Borrower, the Guarantors or the Partnerships, or any of them, as the case may be, shall have set up adequate reserves therefor, if required, under GAAP.

         (e) Compliance with Laws. The Borrower and the Guarantors will (and SWR and MSC will cause each Partnership and each Restricted Subsidiary to) observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

         (f) Further Assurances. Borrower and Guarantors will cure promptly any defects in the creation and issuance of the Note or Notes and the execution and delivery of the Note or Notes and the Security Instrument, including this Agreement. Borrower and Guarantors at their sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement and the Guaranties, or to correct any omissions in the Note or Notes or more fully to state the obligations set out herein.

         (g) Performance of Obligations. Borrower will pay the Note or Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower and Guarantors will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower or the Guarantors under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

         (h) Insurance. Borrower and Guarantors now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to their assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, Borrower and Guarantors will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrower and Guarantors in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. Borrower and Guarantors shall at all times maintain adequate insurance with respect to the Collateral against their liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Borrower and Guarantors shall at all times maintain cost of control of well insurance with respect to the Collateral which shall insure Borrower and Guarantors against seepage and pollution expense if deemed economical in the reasonable discretion of Borrower and Guarantors; redrilling expense; and cost of control of well; fires, blowouts, etc. Additionally, Borrower and Guarantors shall at all times maintain adequate insurance with respect to all of their other assets and wells in accordance with prudent business practices.

         (i) Accounts and Records. Borrower and Guarantors will (and Borrower will cause the Restricted Subsidiary to) keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes required by GAAP or suggested by Borrower's auditors.

         (j) Right of Inspection. Borrower and Guarantors will permit any officer, employee or agent of the Banks to examine Borrower's and Guarantors' books, records and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Banks may reasonably request. The Banks will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Banks' officers, employees, legal counsel, regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required by law or in connection with the enforcement of the Banks' rights and remedies and this Agreement, the Guaranties, the Note or Notes and the Security Instruments.

         (k) Notice of Certain Events. The Borrower and the Guarantors shall promptly notify the Agent if Borrower or Guarantors learn of the occurrence of (i) any event which constitutes an Event of Default (including but not limited to, a Change of Control) together with a detailed statement by Borrower of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting the Borrower, the Guarantors or any of the Partnerships or any of the assets or properties of the Borrower which, if adversely determined, could have a Material Adverse Effect; or (iii) any dispute between the Borrower, the Guarantors or any of the Partnerships and any governmental or regulatory body or any other person or entity which, if adversely determined, could cause a Material Adverse Effect; or (iv) any event or circumstance which requires the prepayment, purchase or redemption of any of the Senior Unsecured Notes, or (v) any other matter which in Banks' opinion could have a Material Adverse Effect.

         (l) ERISA Information and Compliance. The Borrower and the Guarantors will promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the chief financial officer of the Borrower or the Guarantors be, specifying the nature thereof, what action Borrower or the Guarantors are taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

         (m) Environmental Reports and Notices. The Borrower will deliver to the Agent (i) promptly upon its becoming available, one copy of each report sent by the Borrower, the Guarantors and each Partnership to any court, governmental agency or instrumentality pursuant to any Environmental Law,
     (ii) notice, in writing, promptly upon Borrower', Guarantors' or any Partnership's learning that they have received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which could have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which could have a Material Adverse Effect or which release Borrower, the Guarantors or any of the Partnerships would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of the Borrower, the Guarantors or any of the Partnerships and Borrower, the Guarantors or any Partnerships, as the case may be, shall immediately deliver a copy of any such notice to Agent.

         (n) Maintenance. The Borrower and the Guarantors will (and SWR and MSC will cause each Partnership and the Restricted Subsidiary to) (i) observe and comply in all material respects with all Environmental Laws;
     (ii) except as provided in Subsections 12(o) and 12(p) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrower, Guarantors or each Partnership exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrower, Guarantors or any Partnerships under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence satisfactory to Agent that there are no Liens, claims or encumbrances superior to the Lien of Banks on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

         (o) Operation of Properties. Except as provided in Subsection 12(p) and (q) below, Borrower and Guarantors will (and SWR will cause each Partnership to) operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that Borrower, Guarantors and each Partnership shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

         (p) Compliance with Leases and Other Instruments. Borrower and Guarantors will (and SWR will cause each Partnership to) pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payments and indebtedness required to be paid by the Borrower, Guarantors or any Partnership (or required to keep unimpaired in all material respects the rights of Borrower, the Guarantors and such Partnership in the Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of the Borrower, Guarantors or any Partnership by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to the Borrower, Guarantors or any Partnership or any of the Oil and Gas Properties and do all other things necessary of the Borrower, Guarantors or any Partnership to keep unimpaired in all material respects the rights of the Borrower, Guarantors and each Partnership thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require the Borrower, Guarantors and each Partnership to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent the Borrower, Guarantors or any Partnership from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrower, Guarantors or any Partnership exercised in good faith, it is not in the best interest of the Borrower, Guarantors or any Partnership to perpetuate the same .

         (q) Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than Borrower, Borrower, Guarantors and the Partnerships shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(o) or 12(p) hereof which are performable only by such operators and are beyond the control of Borrower, Guarantors and the Partnerships; however, Borrower, Guarantors and each Partnership agree to promptly take all actions available under any operating agreements or otherwise to bring about the performance of any such undertakings required to be performed thereunder.

         (r) Title Matters. Within sixty (60) days after the Effective Date with respect to the matters listed on Schedule 9, Borrower will provide title opinions and/or acceptable title information to Agent. As to any Oil and Gas Properties hereafter mortgaged to the Banks, Borrower will promptly (but in no event more than sixty (60) days following such mortgaging), furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrower to such Oil and Gas Properties subject only to Permitted Liens.

         (s) Curative Matters. Within ninety (90) days after the date hereof with respect to matters listed on Schedule "10" and, thereafter, within ninety (90) days after receipt by Borrower from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrower shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Banks for all of Oil and Gas Properties for which such title curative was requested but upon which Borrower elected not to provide such title curative information, and, within ninety (90) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted.

         (t) Change of Principal Place of Business. Borrower and Guarantors shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 12(n) hereof.

    13. NEGATIVE COVENANTS.  A deviation from the provisions of this Section
13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Banks. Without the prior written consent of the Banks, Borrower will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as any part of the Revolving Commitment is in existence.

         (a) Liens. Neither Borrower nor Guarantors will, nor will Borrower permit the Restricted Subsidiary to, (and SWR will use its best efforts to not allow any Partnership, unless in SWR's good faith judgment the use of its best efforts would breach a duty owed by SWR to any Partnership under applicable laws, regulations or agreements, to) create, incur, assume or permit to exist any lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens.

         (b) Consolidations, Mergers and Sales of Assets. Neither Borrower nor Guarantors will consolidate or merge with or into any other Person, except that the Borrower and Guarantors may merge with another Person if the Borrower party or Guarantor party to the merger is the corporation surviving such merger and if, after giving effect thereto, no Event of Default shall have occurred and be continuing .

         (c) Current Ratio. Borrower will not allow their ratio of consolidated Current Assets to consolidated Current Liabilities to ever be less than 1.0 to 1.0.

         (d) Minimum Interest Coverage Ratio. Borrower will not allow its Minimum Interest Coverage ratio to be less than (i) 1.40 to 1.0 during the period beginning January 1, 1998 and continuing through December 31, 1998, and (ii) 1.75 to 1.0 thereafter; said ratio to be tested as of the end of each calendar quarter beginning with the calendar quarter ending March 31, 1998.

         (e) Tangible Net Worth. Borrower will not allow their consolidated Tangible Net Worth to ever be less than an amount equal to $2,000,000.00 (adjusted for any future offering of Borrower's common or preferred stock) from the date hereof through the Revolving Maturity Date.

         (f) Debts, Guaranties and Other Obligations. Neither Borrower nor any of the Guarantors will nor will Borrower permit any Restricted Subsidiary to (and SWR will use its best efforts to not allow any Partnership, unless in SWR's good faith judgment the use of its best efforts would breach a duty owed by SWR to any Partnership under applicable laws, regulations or agreements, to) incur, create, assume or in any manner become or be liable in respect of any indebtedness, liabilities or other obligations, nor will the Borrower, Guarantors or any Partnership guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                (i) the Note or Notes, or other indebtedness heretofore disclosed to Agent in Borrower's or Guarantors' Financial Statements or on Schedule "11" hereto;

                (ii) obligations incurred in connection with the issuance of preferred stock to which Banks consent in writing prior to such issuance;

                (iii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed;

                (iv) indebtedness incurred in the ordinary course of business as conducted on the Effective Date;

                 (v)  the Senior Unsecured Notes; or

                 (vi) renewals and extensions of any or all of the foregoing.

         (g) Dividends. SWR will not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to stockholders, or make any distribution of its assets to its stockholders as such; provided, however, that in event Borrower successfully concludes an issue of its preferred stock to which Banks have previously consented in writing, then the foregoing restriction shall not apply to cash dividends paid on such preferred stock so long as no Event of Default has occurred and is continuing or would occur as the result of payment of any such cash dividends.

         (h) Loans and Advances. Neither Borrower, any Guarantor nor any Restricted Subsidiary shall (and SWR will use its best efforts to not allow any Partnership, unless in SWR's good faith judgment the use of its best efforts would breach a duty owed by SWR to any Partnership under applicable laws, regulations or agreements, to) make or permit to remain outstanding any loans or advances to any person or entity, except that the foregoing restriction shall not apply to:

               (i) loans, advances or investments the material details of which have been set forth in the Financial Statements of Borrower heretofore furnished to the Banks or have otherwise heretofore been disclosed to the Banks on Schedule "12" hereto;

               (ii) so long as no Event of Default exists and is continuing, loans and advances to and among Guarantors;

               (iii) loans and advances not exceeding in the aggregate outstanding at any time the sum of $2,500,000;

               (iv) the $1,731,940 loan previously made to H. H. Wommack, III;
        and

               (v) advances made in the ordinary course of Borrower's or the Guarantors' oil and gas business.

         (i) Investments. From and after the Effective Date, the Borrower shall not make investments in any Person or entity except the foregoing restriction shall not apply to:

                (i) investments of up to $1,700,000 in the aggregate in Sierra Well Service, Inc.;

                (ii) investments of up to $10,000,000 in the aggregate in Midland Red Oak Realty, Inc.;

                (iii) investments of up to $500,000 in the aggregate after the Effective Date in Threading Products International, LLC; and

                (iv)   investments in the Guarantors.


         (j) Sale or Discount of Receivables. Neither Borrower nor Guarantors will discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of their notes receivable or accounts receivable.

         (k) Nature of Business. Neither Borrower nor Guarantors will permit any material change to be made in the character of their business as carried on at the date hereof.

         (l) Hedging Transactions. Neither Borrower nor Guarantors will enter into any transaction or transactions providing for the hedging, forward sale or swap of crude oil or natural gas of more than fifty percent (50%) of the discounted present worth of the Oil and Gas Properties in the aggregate.

         (m) Amendment of Articles of Incorporation or Bylaws. Neither Borrower nor Guarantors will permit any material amendment to, or other alteration of, their Articles of Incorporation or Bylaws.

     14. Sale of Assets. Neither Borrower nor Guarantors shall sell, transfer or otherwise dispose of any of its assets except for (i) Oil and Gas Properties sold or transferred by Borrower for fair market value not exceeding $250,000 in the aggregate between each Determination Date; and

(ii) production from oil, gas and mineral property and other assets sold in the ordinary course of Borrower's or Guarantors' business.

         (a) Transactions with Affiliates. Neither Borrower nor Guarantors will enter into any transaction with any of its Affiliates, except transactions upon terms no less favorable to it than would be obtained in a transaction negotiated at arm's length with a unrelated third party.

         (b) Partnerships. SWR will not take any action seeking to cause any agreement governing any of the Partnerships to be amended (or otherwise seek or cause any Partnership to take any action), if the effect of such amendment or action would:

               (i) remove the prohibition against a Partnership incurring indebtedness to third parties, except in accordance with the governing agreement prior to such amendment or action;

               (ii) permit a partnership to sell or otherwise dispose of assets outside the authorities of SWR to permit such action as managing general partnerships of a Partnership; or

               (iii) remove SWR as managing general partner of any Partnership.

         (c) New Partnerships. Borrower will not, without the prior written consent of the Agent, form any new Partnerships after the Effective Date that have the ability to incur recourse indebtedness.

         (r) Subsidiaries. Borrower will not, without the prior written consent of the Agent, sell or otherwise dispose of any of the equity securities of the Guarantors or the Restricted Subsidiary that they own as of the Effective Date.

     15. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

         (a) Borrower shall fail to pay when due or declared due the principal of, and the interest on, the Note or Notes or any fee or any other indebtedness of Borrower incurred pursuant to this Agreement or any other Security Instrument; or

         (b) Any representation or warranty made by Borrower under this Agreement, or in any certificate or statement furnished or made to Banks pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including Financial Statements), certificate, report or other data furnished or to be furnished or made by Borrower under any Security

     Instrument, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

         (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower contained in the Security Instruments, including this Agreement (excluding covenants contained in Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days after notice thereof from Agent to Borrower; or

         (d) Default shall be made in the due observance or performance of any of the covenants of the Borrower contained in Section 13 of this Agreement; or

         (e) Default shall be made in respect of any obligation for borrowed money, other than the Note or Notes, for which Borrower is liable (directly, by assumption, as guarantor or otherwise), including, without limitation, the Senior Unsecured Debt or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or in respect of any agreement relating to any such obligations, and such default shall continue beyond the applicable grace period, if any; or

         (f) Borrower shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action or authorizing the foregoing; or

         (g) An involuntary case or other proceeding, shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereinafter in effect; or

         (h) A final judgment or order for the payment of money in excess of $500,000.00 (or judgments or orders aggregating in excess of $500,000.00) shall be rendered against the Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

         (i) The aggregate principal amount outstanding under the Note or Notes shall exceed the Borrowing Base established for the Note or Notes and Borrower shall fail to either provide additional Collateral or prepay the principal of the Note or Notes, in compliance with the provisions of
     Section 9(b) hereof; or

         (j)   Borrower shall fail to make the mandatory prepayment required by
     Section 8(c) hereof;

         (k)   A Change of Control shall occur; or

         (l)   A Change of Management shall occur.

          Upon occurrence of any Event of Default specified in Subsections 14(f) and (g) hereof, the Revolving Commitment shall terminate and the entire principal amount due under the Note or Notes and all interest then accrued thereon, and any other liabilities of Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrower. In any other Event of Default, the Agent, upon request of the Majority Banks, shall by notice to Borrower terminate the Revolving Commitment and declare the principal of, and all interest then accrued on, the Note or Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waive, anything contained herein or in the Note or Notes to the contrary notwithstanding. Nothing contained in this Section shall be construed to limit or amend in any way the Events of Default enumerated in the Note or Notes, or any other document executed in connection with the transaction contemplated herein.

          Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Bank to or for the credit or the account of the Borrower against any and all of the indebtedness of the Borrower under the Note or Notes and the Security Instrument, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Security Instrument, including this Agreement or the Note or Notes and although such indebtedness may be unmatured. Any amount set-off by either of the Banks shall be applied against the indebtedness owed the Banks by Borrower pursuant to this Agreement and the Note or Notes. The Banks agree promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have. Within five (5) Business Days after any such set-off or appropriation by the Banks, the Banks shall give Borrower written notice thereof. However, a failure to give such notice will not affect the validity of the set-off or appropriation.

    16. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Security Agreement, including this Agreement, or the Note or Notes nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

    17. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER: SOUTHWEST ROYALTIES, INC., 407 N. Big Spring, Midland, Texas 79701-4326, Facsimile No. (915) 688-0191, Attention: H.H. Wommack, III, President; (b) BANKS C/O AGENT: BANK ONE, TEXAS, N.A., 1717 Main Street, Dallas, Texas 75201, Facsimile No. 214-290-2627, Attention: Wm. Mark Cranmer, Assistant Vice President, and (c) any Bank at its address shown on any Schedule or Amendment hereto. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the fifth day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section.

    18. EXPENSES. The Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Bank, in connection with any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder, (ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by Borrower or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Agent, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note or Notes.

    19. INDEMNITY. The Borrower agrees to indemnify and hold harmless the Banks and its respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Revolving Loan and the payment of all indebtedness of the Borrower to the Banks hereunder and under the Note or Notes, provided that the Borrower shall have no obligation under this Section to the Banks with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Banks. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON ANY SUCH INDEMNIFIED PARTY AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

     20. THE AGENT AND THE BANKS.

         (a) Appointment and Authorization. Each Bank hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Bank in and under all Loan Documents;
     (ii) to arrange the means whereby the funds of Banks are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents;
     (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, the Collateral for the benefit of Banks; (vi) to promptly distribute to each Bank all material information, requests, documents and items received from Borrower under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of Collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. With respect to its commitments hereunder and the Notes issued to it, Bank One and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Bank One and any successor Agent in its capacity as a Bank. Bank One and any successor Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with Borrower, and any person which may do business with Borrower, all as if Bank One and any successor Agent were not Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of Borrower arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its Pro Rata Part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of Borrower to such Bank as of the time of such request.

         (b) Note Holders. As of the Effective Date there are two Notes in the aggregate amount of $75,000,000, one in the face amount of $46,875,000 payable to the order of Bank One and one in the face amount of $28,125,000 payable to the order of NationsBank both Notes being issued under the Commitment. Hereafter as other Banks become a party to this Agreement the Agent shall obtain execution by Borrower of additional Notes in amounts representing the Commitment of each such new Bank, up to an aggregate face amount of all such Notes not exceeding $75,000,000. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, the Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the Commitments of the Banks. Agent may treat the payee of any Note or Notes as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

         (c) Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Collateral or any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

         (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and Borrower, and Agent may be removed at any time with or without cause by all Banks. If no successor Agent has been so appointed by all Banks (and approved by Borrower) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent, which appointment shall require the approval of Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, (i) the provisions of this
     Section 19 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent, and (ii) any Collateral held in possession of the retiring Agent shall be delivered to the successor Agent.

         (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank or the Borrower that such Bank or Borrower considers that a default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct.
     Subject to the immediately preceding sentence, Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

          Agent shall not be responsible to Banks for any of Borrower's recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Collateral or any of the Loan Documents or for any failure by Borrower to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received (or any Collateral possessed) by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

               Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not without the consent of Majority Banks take any other action with regard to amending the Loan Documents, waive any default under the Loan Documents or take any other action with respect to the Loan Documents, except as set forth in Section 14 hereof. Agent shall have the right and authority without necessity of notice or liability to the Banks to release Collateral, if proceeds from such sale equal to 100% of the value for Borrowing Base purposes of such Collateral is paid to Agent for the ratable benefit of the Banks as a prepayment of the Notes. For purposes of this paragraph, a Bank shall be deemed to have consented to any such action by the Agent upon the passage of ten (10) Business Days after written notice thereof is given to such Bank in accordance with Section 16 hereof, unless such Bank shall have previously given Agent notice, complying with the provision of Section 16 hereof, to the contrary. Agent shall have no liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence or willful misconduct of the Agent.

         (g) Independent Investigation. Each Bank severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrower in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of Borrower while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrower. Other than as provided in this Agreement, Agent shall have no duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower which may come into the possession of Agent.

         (h) Indemnification. Banks agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent for any amount such Bank paid to the Agent under this Section 19(h) to the extent the Agent has been reimbursed for such payments by the Borrower or any other Person. THE BANKS INTEND FOR THE PROVISIONS OF THIS SECTION 19(H) TO APPLY TO AND PROTECT THE AGENT FROM THE CONSEQUENCES OF STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON THE AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF SUCH LIABILITY, OBLIGATION, LOSS, DAMAGES, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT.

         (i) Benefit of Section 19. The agreements contained in this Section 19 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, Borrower, any affiliate of Borrower or any other person.

         (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by Borrower and collections by Banks (including offsets) on account of the principal of and interest on the Notes and fees payable by Borrower shall be made pro rata to Banks according to the then ownership interest of each Bank in the Revolving Loan outstanding at the date of determination thereof.

         (k) Interests of Banks. Nothing in this Agreement shall be construed to create a partnership or joint venture between Banks for any purpose. Agent, Banks and Borrower each recognize that the respective obligations of Banks under the Commitment shall be several and not joint and that neither Agent nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under this Agreement, including, without limitation, the Notes, liens and security interests in the Collateral, fees and payments of principal and interest by Borrower under the Commitment in the proportion that each Banks' Commitment Percentage bears to the total of all of such loan commitments of all Banks taken in the aggregate. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Revolving Loan outstanding at the date of determination thereof.

    21. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

    22. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note or Notes any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event the Banks ever receive, collect or apply as interest any such excess, or if acceleration of the maturities of the Note or Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of the maximum rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note or Notes for which such excess was received, collected or applied, and, if the principal balance of the Note or Notes is paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the indebtedness evidenced by the Note or Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate permitted under applicable law. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest permitted by law, Borrower and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the maximum lawful rate under applicable law.

    23. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

    24. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by ail parties hereto.

    25. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Security Instruments, the terms or provisions contained in this Agreement shall be controlling.

    26. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Security Instrument, including this Agreement, the Note or Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

    27. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations hereunder.

    28. PARTICIPATIONS. The Banks shall have the right at any time and from time, to time, with the prior consent of the Agent and the Borrower, to sell one or more participations in the Note or Notes or any Advance thereunder. To the extent of any such participation the provisions of this Agreement shall inure to the benefit of, and be binding on, each participant, including, but not limited to, any indemnity from Borrower to the Banks. The Borrower shall have no obligation or liability to and no obligation to negotiate or confer with, any participant, and Borrower shall be entitled to treat the Banks as the sole owner of the Note or Notes without regard to notice or actual knowledge of any such participation. Upon the occurrence of a default or an Event of Default, each participant will have and is hereby granted the right to setoff against and to appropriate and apply from time to time, without prior notice to the Borrower or any other party, any such notice being hereby expressly waived, any and all deposits (general or special or other indebtedness or claims, direct or indirect, contingent or otherwise), at any time held or owing by the participant to or for the credit or account of Borrower against the payment of the note and any other obligations of the Borrower hereunder, provided, however, none of the rights granted in this Section shall apply to any deposits held by any participant constituting trust funds and so identified to such participant at the time the applicable deposit account is created. Within five (5) Business Days after such setoff or appropriation by a participant, that participant shall give Borrower and Banks written notice thereof. However, a failure to give such notice will not affect the validity of this setoff or appropriation.

    29. FINANCIAL TERMS. All accounting terms used in the Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

    30. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

    31. CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION. THE OBLIGATIONS OF Borrower UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST Borrower WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF

TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN DALLAS, TEXAS AND Borrower HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. Borrower HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY BANKS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO Borrower, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN
SECTION 16. Borrower HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    32. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    33. EXECUTION BY GUARANTORS. The Guarantors are executing this Agreement solely for the purpose of agreeing to be bound by the representations, warranties and covenants contained in Sections 10, 12 and 13 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    BORROWER:

                                    SOUTHWEST ROYALTIES, INC.
                                    a Delaware corporation


                                    By:
                                       ----------------------------------
                                         H.H. Wommack, III, President

                                    BANKS:

                                    BANK ONE, TEXAS, N.A.,
                                    a national banking association


                                    By:
                                       ----------------------------------
                                         Wm. Mark Cranmer, Vice President

                                    BANQUE PARIBAS
                                    a national banking association


                                    By:
                                       ----------------------------------
                                    Name:
                                       ----------------------------------
                                    Title:
                                       ----------------------------------

                                    AGENT:

                                    BANK ONE, TEXAS, N.A.,
                                    a national banking association


                                    By:
                                       ----------------------------------
                                         Wm. Mark Cranmer, Vice President

                                    GUARANTORS:

                                    ESPERO ENERGY CORPORATION
                                    a Delaware corporation


                                    By:
                                       ----------------------------------
                                    Name:
                                       ----------------------------------
                                    Title:
                                       ----------------------------------

                                    MIDLAND SOUTHWEST SOFTWARE, INC.


                                    By:
                                       ----------------------------------
                                    Name:
                                       ----------------------------------
                                    Title:
                                       ----------------------------------

                                    SOUTHWEST ROYALTIES HOLDINGS, INC.,


                                    By:
                                       ----------------------------------
                                    Name:
                                       ----------------------------------
                                    Title:
                                       ----------------------------------

                                  EXHIBIT "A"


                                      NOTE


$_____________                     Dallas, Texas               ________, 199__

     FOR VALUE RECEIVED, the undersigned SOUTHWEST ROYALTIES, INC., a Delaware corporation (referred to herein as "Borrower"), hereby unconditionally promises to pay to the order of _______________, ______________________________, (the
"Payee") at the office of BANK ONE, TEXAS, N.A., as Agent for the Payee and the other Banks that are parties to the Loan Agreement (as defined below) (the "Agent") in Dallas County, Texas, the principal sum of __________ _______ AND No/100 DOLLARS ($_____________), or if less, so much thereof as may be advanced pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Loan Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 1717 Main Street, 4th Floor, Bank One Center, P.O. Box 655415, Dallas, Texas 75265-5415, attention: Energy Department, or at such other address as Bank shall designate in writing to Borrower.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Loan Agreement.

     This Note is executed pursuant to that certain Restated Senior Secured Loan Agreement dated of even date herewith between Borrower, Banks and Agent (the "Loan Agreement"), and is one of the Notes referred to therein. This Note is secured by certain Security Instruments (as such term is defined in the Loan Agreement) of even date herewith between Borrower and Agent. Reference is made to the Loan Agreement and the Security Instruments for a statement of prepayment, rights and obligations of Borrower, description of the properties mortgaged and assigned, the nature and extent of such security and the rights of the parties under the Security Instruments in respect to such security, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Loan Agreement and Security Instruments, the holder hereof shall have all rights and remedies of the Bank under the Loan Agreement and Security Instruments. This Note may be prepaid in accordance with the terms and provisions of the Loan Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate, and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Loan Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Loan Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agree to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas, except that Tex. Rev. Civ. Stat. Ann. art. 5069, Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Note.

     THIS WRITTEN NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the ____ day of _______, 199___.

                              BORROWER:
                              --------

                              SOUTHWEST ROYALTIES, INC.,
                              a Delaware corporation



                              By:
                                 ------------------------------
                                 H.H. Wommack, III, President

                                  EXHIBIT "B"


                              NOTICE OF BORROWING


     The undersigned hereby certifies that he is the ____________________ of _________________, a ________________ corporation ("Borrower"), and that as such he is authorized to executed this Notice of Borrowing on behalf of Borrower. With reference to that certain Restated Senior Secured Loan Agreement, dated October ___, 1997, (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into among Borrower, Bank One, Texas, N.A., Banque Paribas and any other future holder of any Note issued pursuant to the Agreement ("Banks"), and Bank One, Texas, N.A. as Agent ("Agent"), the undersigned further certifies, represents and warrants on behalf of Borrower all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) Borrower request that the Banks advance Borrower the aggregate sum of $_____________________ by no later than _______________________, 19___.
     Immediately following such Advance, the aggregate outstanding balance of Advances shall equal $_________________________________.

          (b) Type of Advance:  [Base Rate or Eurodollar Loan].

          (c) Eurodollar Loan - Interest Period of _________ days.

          (d) As of the date hereof, and as a result of the making of the requested Advance, there does not and will not exist any Event of Default.

          (e) Borrower have performed and complied with all agreements and conditions contained in the Loan Documents which are required to be performed or complied with by Borrower before or on the date hereof.

          (f) The representations and warranties contained in the Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the Advance, with the same force and effect as though made on and as of the date hereof and thereof.

          (g) No charge that would cause a Material Adverse Effect to the condition, financial or otherwise, of the Borrower has occurred since the most recent Financial Statements provided to the Banks.

     EXECUTED AND DELIVERED this _______ day of ______________________, 19____.

                                    [Borrower]
                                    ----------



                                    By:
                                       ------------------------------
                                    Name:
                                       ------------------------------
                                    Title:
                                       ------------------------------

                                  EXHIBIT "C"


                               UNLIMITED GUARANTY


     THIS UNLIMITED GUARANTY ("Guaranty") is made as of the ____ day of October, 1997, by Guarantor (as hereinafter defined) for the benefit of Bank (as hereinafter defined).

     1. Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

          (a)  The term "Bank" shall mean:

                    ________________________
                    ________________________
                    ________________________
                    Attn:___________________
                    ________________________

          (b) The term "Borrower" (whether one or more shall mean the following:

               SOUTHWEST ROYALTIES, INC.
               407 N. Big Spring
               Midland, Texas 79701-4326

          (c) The term "Guarantor" shall mean _____________________, whose address for notice purposes is the following:

               407 N. Big Spring
               Midland, Texas 79701-4326

          (d) The term "Guaranteed Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Bank of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Bank, be or have been payable to or in favor of a third party and subsequently acquired by Bank (it being contemplated that Bank may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Bank now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Borrower to Bank under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all costs and expenses incurred by Bank in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii),
     (iii) and (iv) above.

     2. Obligations. As an inducement to Bank to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter.

     3. Character of Obligations. This is an absolute, continuing and unconditional Guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of the Guarantor with respect to any and all Guaranteed Indebtedness of Borrower to Bank incurred thereafter shall not be affected. All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Bank to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be primarily liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

     4. Representations and Warranties. Guarantor hereby represents and warrants the following to Bank:

          (a) This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation, the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, or (ii) if Guarantor is a partnership, the requisite number of Guarantor's partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor;

          (b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty;

          (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Bank to provide such information to Guarantor either now or in the future;

          (d) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith does not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) Guarantor's Articles of Incorporation or Bylaws if Guarantor is a corporation, or Guarantor's Partnership Agreement if Guarantor is a partnership;

          (e) Neither Bank nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;

          (f) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Bank are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Bank since the date of the last statement thereof; and

          (g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent,
     (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed Guarantor's liabilities (both fixed and contingent),
     (iii) Guarantor is and will continue to be able to pay Guarantor's debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

     5. Covenants. Guarantor hereby covenants and agrees with Bank as follows:

          (a) Guarantor shall not, so long as Guarantor's obligations under this Guaranty continue, transfer or pledge any material portion of Guarantor's assets for less than full and adequate consideration;

          (b) Guarantor shall promptly furnish to Bank at any time and from time to time such financial statements and other financial information of Guarantor as the Bank may require, in form and substance satisfactory to Bank;

          (c) Guarantor shall comply with all terms and provisions of the instruments and agreements evidencing, governing and securing all or any part of the Guaranteed Indebtedness that apply to Guarantor; and

          (d) Guarantor shall promptly inform Bank of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the instruments or agreements evidencing, governing or securing all or any part of the Guaranteed Indebtedness, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

     6.   Consent and Waiver.

          (a) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action of Bank, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

          (b) Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

          (c) Bank may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; (iv) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Bank or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Bank not guaranteed under this Guaranty pursuant to paragraph 4 herein; and (vii) apply any sums paid to Bank by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as Bank, in its sole discretion, may determine.

          (d) Notwithstanding any provision in this Guaranty to the contrary, Guarantor hereby waives and releases (i) any and all rights of subrogation, reimbursement, indemnification or contribution which Guarantor may have, after payment in full or in part of the Guaranteed Indebtedness, against others liable on all or any part of the Guaranteed Indebtedness, (ii) any and all rights to be subrogated to the rights of Bank in any collateral or security for all or any part of the Guaranteed Indebtedness after payment in full or in part of the Guaranteed Indebtedness, and (iii) any and all other rights and claims of such Guarantor against Borrower or any third party as a result of such Guarantor's payment of all or any part of the Guaranteed Indebtedness.

          (e) Should Bank seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Bank first enforce any rights or remedies against Borrower or any other person or entity liable to Bank for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) Bank shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Bank's right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

          (f) In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Bank, its directors, officers, employees, representatives or agents in connection with Bank's administration of the Guaranteed Indebtedness, except for Bank's willful misconduct and gross negligence.

     7.   Obligations Not Impaired.

          (a) Guarantor agrees that Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Bank to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty;
     (viii) any failure by Bank to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; or (x) any other circumstances which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

          (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

          (c) In the event Borrower is a corporation, joint stock association or partnership, or is hereafter incorporated, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law;
     (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

     8. Actions against Guarantor. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Bank, in lawful money of the United States, at Bank's address set forth hereinabove. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Bank deems advisable. The exercise by Bank of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Bank shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

     9. Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Bank contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Bank receives such notice either by: (a) personal delivery to the address and designated department of Bank identified in subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Bank at the address shown in subparagraph 1(a) above. In the absence of such notice to Bank by Guarantor in compliance with the provisions hereof, any sum received by Bank on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

     10. Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph 1(c) above, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

     11. Waiver of Bank. No delay on the part of Bank in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Bank, and then only in the specific instance and for the purpose given.

     12. Successors and Assigns. This Guaranty is for the benefit of Bank, its successors and assigns. This Guaranty is binding upon Guarantor's heirs, executors, administrators, personal representatives and successors, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

     13. Costs and Expenses. Guarantor shall pay on demand by Bank all costs and expenses (including without limitation all reasonable attorneys' fees) incurred by Bank in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

     14. Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or enforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

     15. No Obligation. Nothing contained herein shall be construed as an obligation on the part of Bank to extend or continue to extend credit to Borrower.

     16. Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given.

     17. Cumulative Rights. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

     18. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

     19. Venue. This Guaranty has been entered into in the county in Texas where Bank's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where the Bank's address for notice purposes is located.

     20. Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Bank by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and Bank to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

     21. Descriptive Headings. The captions in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

     22. Gender. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

     23. Guarantor's Liability. The liability of Guarantor with respect to its obligations hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Unlimited Guaranty, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

     24. Entire Agreement. This Guaranty contains the entire agreement between Guarantor and Bank regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Guarantor now or hereafter held by Bank that relates to Borrower or any other person or entity.

     EXECUTED as of the date first above written.

                                    GUARANTOR:
                                    ---------


                                    _____________________________________

                                    _____________________________________

                                    _____________________________________

                                    _____________________________________

                                  EXHIBIT "D"


                           CERTIFICATE OF COMPLIANCE

     The undersigned hereby certifies that he is the _______ of ______________________ ("________")(______________ together with
________________ are hereinafter called the "Borrower"), and that as such he is authorized to execute this Certificate of Compliance on behalf of the Borrower. With reference to that certain Restated Senior Secured Loan Agreement, dated as of October ___, 1997 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Loan Agreement"), entered into between the Borrower, BANK ONE, TEXAS, N.A., a national banking association ("Bank One") and BANQUE PARIBAS ("Paribas") (Bank One and Paribas in their capacities as lenders are hereinafter referred to as "Banks") and Bank One as "Agent" and Paribas, as "Co-Agent", the undersigned further certifies, represents and warrants on behalf of the Trust that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) The Borrower have fulfilled in all material respects their obligations under the Note and Security Instruments, including the Loan Agreement, and all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects [if the representations and warranties are not true and correct, the party signing this certificate shall except from the foregoing statement the matters for which such representations and warranties are no longer true specifying the nature of any such change.]

          (b) No Event of Default has occurred under the Security Instruments, including the Loan Agreement [if an Event of Default has occurred, the party certifying hereto shall specify the facts constituting the Event of Default and the nature and status thereof].

          (c) To the extent requested from time to time by the Agent, the certifying party shall specifically affirm compliance of the Borrower in all material respects with any of its representations and warranties (except to the extent they relate solely to an earlier date) or obligations under said instruments.

          (d) Financial Computations (provide calculation) as of __________, 199___:

               (i)  Current Ratio;

               (ii) Minimum Interest Coverage Ratio; and

               (iii)  Tangible Net Worth.

     EXECUTED, DELIVERED AND CERTIFIED TO this ______ day of __________, 19__.


                                                 ______________________________


                                                 By:
                                                    ---------------------------
                                                 Name:
                                                    ---------------------------
                                                 Title:
                                                    ---------------------------